                                                                    EXHIBIT 11.1

Computation of loss per share

                                                                                            Six months ended
                                                  Years ended December 31,                      June 30,
                                           1995            1996           1997            1997          1998
                                       ------------   -------------   --------------   -----------   -------------
                                                                                              (unaudited)
Basic:
Net loss                                  ($65,706)      ($750,180)     ($3,584,400)    ($767,435)    ($5,824,270)

Net loss applicable to common
stockholders                              ($65,706)      ($750,180)     ($3,584,400)    ($767,435)    ($5,824,270)
                                       ============   =============   ==============   ===========   =============

Basic weighted average shares
outstanding                              1,125,000       1,125,000        1,146,773     1,140,960       1,161,389
                                       ============   =============   ==============   ===========   =============

Basic loss per common share                 ($0.06)         ($0.67)          ($3.13)       ($0.67)         ($5.01)
                                       ============   =============   ==============   ===========   =============

Diluted:
Net loss applicable to common
stockholders                              ($65,706)      ($750,180)     ($3,584,400)    ($767,435)    ($5,824,270)
                                       ============   =============   ==============   ===========   =============

Basic weighted average shares
outstanding                              2,250,000       2,250,000        2,293,545     1,140,960       1,161,389

Net effect of dilutive securities                0               0                0             0               0
                                       ------------   -------------   --------------   -----------   -------------

Diluted weighted average shares
outstanding                              1,125,000       1,125,000        1,146,773     1,140,960       1,161,389
                                       ============   =============   ==============   ===========   =============

Diluted loss per common share               ($0.06)         ($0.67)          ($3.13)       ($0.67)         ($5.01)
                                       ============   =============   ==============   ===========   =============